EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Canyon Bancorp (the “Company”) that the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

CANYON BANCORP

Date: March 26, 2007	By:	/s/ Stephen G. Hoffmann
Stephen G. Hoffmann President and Chief Executive Officer

Date: March 26, 2007	By:	/s/ Jonathan J. Wick
Jonathan J. Wick Executive Vice President, Chief Operating Officer and Chief Financial Officer